QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3(B)

FIRST AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is made and dated as of the 12TH day of April, 2004 by and among DOLLAR FINANCIAL GROUP, INC., a New York corporation (the "Company"), DFG HOLDINGS, INC., a Delaware corporation (the "Parent"), the lenders currently party to the Credit Agreement referred to below (the "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

RECITALS

        A.    Pursuant to that certain Second Amended and Restated Credit Agreement dated as of November 13, 2003 by and among the Company, the Parent, the Lenders, the Documentation Agent, the Syndication Agent and the Administrative Agent (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lenders agreed to extend credit to the Company on the terms and conditions set forth therein.

        B.    The Company and the Parent have informed the Administrative Agent and the Lenders of their intent to enter into the following transactions (collectively, the "IPO Related Transactions"):

          (1)   Pursuant to the Senior Noteholder Indenture, the Company intends to issue an additional $20,000,000.00 in principal amount of Replacement Senior Notes (the "2004 Add-On Notes").

          (2)   The Net Cash Proceeds of the issuance of the 2004 Add-On Notes, together with cash on hand and/or borrowings under the Credit Agreement, will be distributed to the Parent in the form of a dividend, which will be used in its entirety by the Parent to redeem up to $20,000,000.00 in aggregate principal amount of New Parent Notes.

          (3)   The Parent intends to consummate an initial public offering of its common stock (the "IPO").

          (4)   The Net Cash Proceeds of the IPO will be used by the Parent: (a) first, if the Parent subsequently determines to do so, to acquire certain debt obligations owed to the Company by various employees of the Company or its Subsidiaries (the "Company-Owned Employee Debt Obligations"), (b) second, to redeem the remaining New Parent Notes (or such amount of the New Parent Notes as can be redeemed using all of the remaining Net Cash Proceeds of the IPO), and (c) third, together with cash on hand at the Company and/or borrowings under the Credit Agreement, if necessary, to pay to Leonard Green & Partners, L.P. (i) a termination fee of $2,500,000.00 in consideration of the early termination of the Management Services Agreement, and (ii) accrued fees under the Management Services Agreement.

          (5)   If the Company-Owned Employee Debt Obligations are acquired by the Parent, the Company intends to forgive the accrued interest under such Company-Owned Employee Debt Obligations simultaneously with such acquisition (and the Parent intends to forgive the accrued interest respecting an additional debt obligation of the Parent's chief executive officer owed to the Parent) and the Parent intends to simultaneously accept employees' surrender of common stock of the Parent and/or stock options to acquire common stock of the Parent in full satisfaction of the principal amount of all such obligations.

        C.    The Parent and the Company have asked the Administrative Agent and the Lenders to approve the IPO Related Transactions and to amend the Credit Agreement and certain of the other Loan Documents in certain respects consistent with such approval.

        D.    The Administrative Agent and the Lenders have agreed to such request on the terms and subject to the conditions set forth more particularly below.

        NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

        1.     To reflect the agreement of the parties hereto to amend the Credit Agreement in certain respects to accommodate the IPO Related Transactions:

          (a)   The following new definitions are hereby added to the Glossary attached as Annex I to the Credit Agreement:

            "'Parent IPO' shall mean the initial public offering of the common stock of the Parent."

            "'2004 Add-On Senior Notes' shall mean those certain $20,000,000 9.75% Senior Notes due 2011 to be issued pursuant to the Senior Noteholder Indenture in addition to the existing Replacement Senior Notes."

          (b)   The following definitions set forth in the Glossary attached as Annex I to the Credit Agreement are hereby amended to read in their entirety as follows:

            "'Replacement Senior Notes' shall mean, collectively: (1) those certain $220,000,000 9.75% Senior Notes due 2011 (together with all notes issued in exchange, substitution or replacement therefor) to be issued pursuant to the Senior Noteholder Indenture in replacement of those certain 10 7/8% Senior Notes due 2006 and 10 7/8% Senior Subordinated Notes due 2006 issued by the Company and outstanding on the Effective Date and (2) the 2004 Add-On Senior Notes. All references to the "Senior Notes' in the Loan Documents shall be deemed to be references to the Replacement Senior Notes."

          (c)   Paragraph 3(h)(3)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "(ii)    In a dollar amount equal to: (y) one hundred percent (100%) of the Net Cash Proceeds from each issuance by the Parent or any of its Subsidiaries of debt securities following the Effective Date (other than in connection with Approved CTP Assets Disposition Agreements and the 2004 Add-On Senior Notes), and (z) fifty percent (50%) of the Net Cash Proceeds from each issuance by the Parent or any of its Subsidiaries of equity securities following the Effective Date (other than in connection with the Parent IPO); and"

          (d)   A new Paragraph 5(c) is hereby added to the Credit Agreement to read in its entirety as follows:

            "5(c)    2004 Add-On Senior Notes.    As conditions precedent to the Administrative Agent and the Lenders agreement to approve the issuance by the Company of the 2004 Add-On Senior Notes:

              (1)   The Administrative Agent shall have reviewed and approved all documents, instruments and agreements relating to the issuance of the 2004 Add-On Senior Notes and the terms and provisions applicable thereto, including, without limitation, any supplement to or amendment of the Senior Noteholder Indenture;

              (2)   The representations and warranties of each of the Company-Related Credit Parties contained in the Loan Documents to which such Person is party shall be accurate and complete in all material respects as if made on and as of the date of issuance of the

      2004 Add-On Senior Notes and both before and after giving effect to such issuance and the application of the proceeds thereof (unless any such representation and warranty speaks as of a particular date, in which case it shall remain accurate and complete in all material respects as of such date);

              (3)   There shall not have occurred an Event of Default or Potential Default either before or immediately after giving effect to the issuance of the 2004 Add-On Senior Notes; and

              (4)   The Administrative Agent shall have received evidence satisfactory to it that one hundred percent (100%) of the Net Cash Proceeds of the issuance of the 2004 Add-On Senior Notes will be distributed to the Parent and used by the Parent to redeem a portion of the New Parent Notes, it being acknowledged and agreed that the failure of the Parent so to do shall constitute an Event of Default hereunder."

          (e)   A new Paragraph 5(d) is hereby added to the Credit Agreement to read in its entirety as follows:

            "5(d)    Parent IPO.    As conditions precedent to the Administrative Agent and the Lenders agreement to allow the Parent to consummate the Parent IPO:

              (1)   The Administrative Agent shall have reviewed and approved: (i) the registration statement and all other documents, instruments and agreements, whether required to be filed with the Securities and Exchange Commission or otherwise, relating to the Parent IPO, (ii) any amendments or other modifications of the organizational documents of the Parent and the Company, including, without limitation, amendments to such Person's Articles of Incorporation and By-Laws, as may be delivered in connection with or in contemplation of the consummation of the Parent IPO, and (iii) such opinions of counsel to the Parent in form and substance satisfactory to the Administrative Agent regarding the Parent IPO and termination of the Management Services Agreement as the Administrative Agent may reasonably request;

              (2)   The representations and warranties of each of the Company-Related Credit Parties contained in the Loan Documents to which such Person is party shall be accurate and complete in all material respects as if made on and as of the effective date of the Parent IPO and both before and after giving effect to the consummation thereof and the application of the proceeds thereof (unless any such representation and warranty speaks as of a particular date, in which case it shall remain accurate and complete in all material respects as of such date);

              (3)   There shall not have occurred an Event of Default or Potential Default either before or immediately after giving effect to the Parent IPO; and

              (4)   The Administrative Agent shall have received evidence satisfactory to it that the Net Cash Proceeds of the Parent IPO will be used by the Parent: (a) first, if the Parent subsequently determines to do so, to acquire the debt obligations owed to the Company by various employees of the Company or its Subsidiaries, as set forth on Schedule 5(d)(4), for cash consideration equal to the aggregate principal amount outstanding under such debt obligations, (b) second, to redeem the remaining New Parent Notes (or such amount of the New Parent Notes as can be redeemed using all of the remaining Net Cash Proceeds of the Parent IPO), (c) third, together with cash on hand at the Company and/or borrowings under the Credit Agreement, if necessary, to pay to Leonard Green & Partners, L.P. (i) a termination fee of $2,500,000.00 in consideration of the early termination of the Management Services Agreement, and (ii) accrued fees under the Management Services Agreement, and (d) fourth, for such purposes as the Parent may elect, subject to the restrictions of this Credit Agreement and the other Loan Documents, it being acknowledged and agreed that the failure of the Parent to apply such Net Cash Proceeds as provided in this subparagraph 4 shall constitute an Event of Default hereunder. In the event the Parent IPO has not been consummated on or before July 31, 2004, the agreement of the Administrative Agent and the Lenders to permit the transactions to be consummated with the proceeds of the Parent IPO and the modification of provisions of the Credit Agreement and the other Credit Documents following the consummation of the Parent IPO are subject to review and reapproval by the Administrative Agent and the applicable Lenders in their sole and absolute discretion.

          (f)    Paragraph 8(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "8(e)    Payment of Dividends.    Declare or pay any dividends upon its shares of stock now or hereafter outstanding or make any distribution of assets to its stockholders as such, whether in cash, property or securities, except, and if but only if at the date such dividends are declared and at the date such dividends are to be paid (and both before and after giving effect to the payment thereof) there does not exist an Event of Default or Potential Default, dividends and other distributions in a dollar amount necessary to permit the Parent to:

              (1)   Prior to the consummation of the Parent IPO and termination and cancellation of the Management Services Agreement, pay management fees to Leonard Green & Partners, L.P. and its Affiliates to the extent such management fees are permitted pursuant to Paragraph 8(k) below;

              (2)   Pay taxes payable by the Parent on account of income derived from operations of the Company and other Subsidiaries of the Parent;

              (3)   Redeem or otherwise repurchase stock, stock equivalents or stock options issued by the Parent owned by former employees, former directors or former officers of the Company and its Subsidiaries for an aggregate purchase price for all such stock, stock equivalents and stock options not to exceed $1,000,000.00 in any fiscal year or $3,000,000.00 in the aggregate from and after the Effective Date, in each case plus the aggregate amount of Net Cash Proceeds received by the Parent following the Effective Date from the issuance by the Parent of equity securities to employees, directors or officers of the Company and its Subsidiaries and minus the aggregate amount of repurchases made pursuant to this subparagraph (3) following the Effective Date; provided, however, that in no event shall the aggregate dollar amount of all such redemptions and repurchases exceed $5,000,000.00 from and after the Effective Date; and, provided further, that notwithstanding the limitations contained herein, the Parent may redeem and repurchase additional stock, stock equivalents and stock options in any fiscal year in an additional aggregate amount equal to key man life insurance proceeds which it receives in such fiscal year;

              (4)   Pay overhead and operating expenses, provided that such dividends shall be in an amount not to exceed $1,000,000.00 in any fiscal year;

              (5)   Until the Parent IPO shall have been consummated and the New Parent Notes redeemed in full, fund, from time to time after the Effective Date, costs and expenses in an amount not to exceed $5,000,000.00 in the aggregate, incurred in connection with the exchange of certain outstanding notes of the Parent for New Parent Notes and the refinancing payment required to be paid upon the issuance of the New Parent Notes and the registration of the New Parent Notes in accordance with the terms of those certain

      Purchase Agreements of even date herewith between the Parent and certain holders of notes issued by the Parent and outstanding following the Effective Date;

              (6)   Until the Parent IPO shall have been consummated and the New Parent Notes redeemed in full, pay, following the fifth anniversary of the Effective Date, interest due and payable on the New Parent Notes; provided, however, that as an additional condition precedent to the right to pay any such dividend, the Company shall be in compliance with the requirements of Paragraph 8(i)(2) below for the four calendar quarters ending on the last day of the most recent calendar quarter preceding the date of payment thereof; provided, however, that: (i) for purposes of computation of compliance with the requirements of Paragraph 8(i)(2) below on the first date the Company intends to pay interest on the New Parent Notes, Debt Service for the applicable four calendar quarters shall be deemed to include twice the amount of interest to be paid on such first payment date notwithstanding that it was not paid during such four calendar quarters, and (ii) for purposes of computation of compliance with the requirements of Paragraph 8(i)(2) below on the second date the Company intends to pay interest on the New Parent Notes, Debt Service for the applicable four calendar quarters shall be deemed to include the amount of interest to be paid on such second payment date notwithstanding that it was not paid during such four calendar quarters; and

              (7)   Redeem up to $20,000,000.00 in aggregate principal amount of New Parent Notes with the proceeds of the 2004 Add-On Senior Notes and cash on hand at the Company and/or borrowings under the Credit Agreement."

          (g)   Paragraph 8(f) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "8(f)    Purchase or Retirement of Stock.    Except as permitted pursuant to Paragraph 8(e)(3) above, acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding, in one transaction or series of transactions, provided, that the foregoing shall not prohibit, in connection with the Parent IPO, the forgiveness by the Company or the Parent, as the case may be, of accrued interest under the debt obligations set forth on Schedule 5(d)(4), and the satisfaction of the principal amount of such debt obligations in exchange for the employees' surrender of common stock of the Parent and/or stock options to acquire common stock of the Parent.

          (h)   Paragraph 8(g)(3) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "(3) Investments in and advances by the Parent, the Company and the Guarantor Subsidiaries to the Foreign Subsidiaries, and investments and advances among Foreign Subsidiaries; provided, however, that the aggregate amount of investment in and advances outstanding for all such Foreign Subsidiaries, when added (without duplication) to the aggregate amount of Indebtedness outstanding to such Foreign Subsidiaries permitted pursuant to Paragraph 8(b)(11) above shall not exceed the Maximum Permitted Foreign Subsidiary Investment."

          (i)    Paragraph 8(h)(4) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "(4) (i) Transfers of assets among the Company and Guarantor Subsidiaries, and (ii) transfers of assets among the Foreign Subsidiaries."

          (j)    Paragraph 8(k) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "8(k)    Limitations on Transactions with Affiliates.    And shall not permit any of Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (1) such Affiliate Transaction is on terms that are no less favorable to the Parent, the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Parent, the Company or such Subsidiary with an unrelated Person and (2) the Parent delivers to the Administrative Agent: (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000.00, a resolution of the Board of Directors of the Parent, certified by a Responsible Officer of the Parent certifying that such Affiliate Transaction complies with subparagraph (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Parent and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000.00, an opinion as to the fairness to the Lenders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that the following shall not be deemed to be "Affiliate Transactions": (A) the payment of Earn-out Obligations pursuant to agreements entered into at such time as the recipient of such payments was not an Affiliate of the Parent, the Company or such Subsidiary, (B) any employment agreement entered into by the Parent, the Company or any of Subsidiaries in the ordinary course of business and consistent with the past practice of such Person, (C) transactions between or among the Parent, the Company and/or the Subsidiaries otherwise permitted by this Credit Agreement, (D) the payment of the fees, expenses and other similar payments payable by the Parent, the Company and the Subsidiaries in connection with the transactions contemplated by this Credit Agreement and the Refinancing Transactions that were expressly disclosed to, and approved by, the Administrative Agent in writing prior to the Effective Date, (E) the payment of reasonable and customary regular fees to, and indemnities provided on behalf of, officers, directors and employees of the Parent, the Company or any Subsidiary, (F) prior to the consummation of the Parent IPO and the cancellation of the Management Services Agreement, the payment of fees and other amounts payable by the Parent, the Company and Subsidiaries under the Management Services Agreement (or any agreement extending or replacing the Management Services Agreement which contains the same terms with respect to fees and other terms no less favorable to the Parent, the Company and the Subsidiaries), (G) loans to officers and employees of the Company and its Subsidiaries permitted pursuant to Paragraph 8(g) above, (H) the performance of this Credit Agreement and the other Loan Documents, the Indenture and the indenture pursuant to which the New Parent Notes are issued (in the case of the Indenture and the indenture pursuant to which the New Parent Notes were issued, as in effect as of the Effective Date) or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Lenders in any material respect), (I) in connection with the Parent IPO, the Parent's acquisition of the debt obligations owed to the Company by various employees of the Company or its Subsidiaries, as set forth on Schedule 5(d)(4), for cash consideration equal to the aggregate principal amount outstanding under such debt obligations, (J) in connection with the Parent IPO, the forgiveness by the Company or the Parent, as the case may be, of accrued interest under the employee debt obligations set forth on Schedule 5(d)(4), (K) in connection with the Parent IPO, the satisfaction of the principal amount of the employee debt obligations set forth on Schedule 5(d)(4), in exchange for the employees' surrender of common stock of the Parent and/or stock options to acquire common stock of the Parent, and (L) in connection with the Parent IPO, the payment to Leonard Green & Partners, L.P. and/or its Affiliates (collectively, "LGP") of (i) a termination fee of $2,500,000.00 in consideration of the early termination of the Management Services Agreement, and (ii) accrued fees under the Management Services Agreement. Notwithstanding anything in this Credit Agreement to the contrary, prior to the consummation of the Parent IPO and termination and cancellation of the Management Services Agreement, neither the Parent, the Company nor any Subsidiaries shall pay any fees to LGP: (w) prior to the date upon which cash interest is permitted hereunder to be paid on the New Parent Notes, (x) thereafter, on any date other than a date upon which the entire interest due on the New Parent Notes on such date is paid in cash; (y) if an Event of Default or Potential Default is then continuing or may result from such payment; or (z) on any date on which payment of such fees is permitted pursuant to subparagraphs (w), (x) and (y) above in an amount in excess of $500,000.00 plus any amounts available for such payments, but not paid, on prior dates under which payment would otherwise be so permitted; provided, that in no event shall the aggregate amount of all such fees paid to LGP from the Effective Date to and including the Revolving Facility Maturity Date exceed $5,000,000.00.

          (k)   Paragraph 8(m) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "8(m)    Change in Structure.    And shall not permit any Subsidiary to: (1) make any changes in its equity capital structure (including, in the terms of its outstanding stock) other than, in the case of the Parent, such changes as are made in connection with the Parent IPO and which have been reviewed and approved by the Administrative Agent, or (2) amend its certificate of incorporation or by-laws in any material respect other than, in the case of the Parent, amendments made in connection with the Parent IPO and which have been reviewed and approved by the Administrative Agent."

          (l)    A new Paragraph 8(r) is hereby added to the Credit Agreement to read in its entirety as follows:

            "8(r)    Management Services Contracts.    And shall not permit any Subsidiary to enter into any management services contract or other arrangement for the provision of management and related services to such Persons, whether in the nature of the Management Services Agreement or otherwise, if such arrangement would qualify as an Affiliate Transaction."

          (m)  Schedule 5(d)(4) to the Credit Agreement is hereby added to the schedules by inserting the schedule attached hereto as New Schedule 5(d)(4).

          (n)   Schedule 8(p) to the Credit Agreement is hereby amended in its entirety and replaced with the schedule attached hereto as Replacement Schedule 8(p).

        2.    Rate Management Agreements.    To reflect the agreement of the parties to provide that rate management arrangements such as those described in subparagraph 3 on Schedule 8(b)(13) which are provided by the Administrative Agent or one of the Lenders shall be secured by the Company Collateral and shall otherwise constitute "Obligations" for all purposes of the Credit Agreement:

          (a)   Schedule 8(b)(13) to the Credit Agreement is hereby amended in its entirety and replaced with the schedule attached hereto as Replacement Schedule 8(b)(13).

          (b)   A new definition of "Rate Management Agreement" is hereby added to the Glossary to read in its entirety as follows:

            "'Rate Management Agreement" shall have the meaning given such term in subparagraph 3 on Schedule 8(b)(13) to the Credit Agreement.

          (c)   The definition of "Loan Documents" set forth in the Glossary is hereby amended to read in its entirety as follows:

            "'Loan Documents' shall mean the Credit Agreement, the Notes, the Collateral and Credit Support Documents, the L/C Documents, any and all Rate Management Agreements the Indebtedness of the Company under which is held by a Lender, and each other document, instrument or agreement executed by the Company or any Subsidiary in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time.

        3.    Change in Name.

          (a)   The Administrative Agent and the Lenders hereby waive the Event of Default which arose by virtue of the failure of the Parent to have provided thirty (30) days' notice to the Administrative Agent of a name change of a domestic subsidiary in Pennsylvania (the name "QTV Holdings, Inc." was changed to "PD Recovery, Inc." on March 16, 2004) pursuant to Paragraph 10(c) of its Guarantor Security Agreement. Such amendment is given on a one time basis and shall not be deemed to constitute any agreement on the part of the Administrative Agent and the Lenders to waive any other Event of Default which may exist or which may arise in the future.

          (b)   The Administrative Agent and the Lenders hereby waive the thirty (30) days' notice requirement to the Administrative Agent pursuant to Paragraph 10(c) of its Guarantor Security Agreement regarding a name change of the Parent to "Dollar Financial Corp."

        4.    Effective Date.    This Amendment shall be effective as of the date first written above upon the date that the Administrative Agent shall have received:

          (a)   This Amendment, duly executed by the parties signatory hereto; and

          (b)   Such corporate resolutions, incumbency certificates and other authorizations from the Company, the Parent and each Subsidiary Guarantor as the Administrative Agent may reasonably request.

        5    Reaffirmation of the Loan Documents.    The Company and each of the Guarantors, by executing this Amendment as provided below, hereby affirms and agrees that: (a) the execution and delivery by it of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Loan Documents to which it is party except to the extent expressly amended hereby, (b) the terms "Obligations," "Guaranteed Obligations" and "Senior Obligations" as used in the Loan Documents include, without limitation, the Obligations of Company under the Credit Agreement as amended by this Amendment (and including, without limitation, the obligations of the Company hereunder), and (c) except as expressly amended and waived hereby, the Loan Documents remain in full force and effect as written and constitute valid, enforceable obligations of such Persons, as applicable.

        6    Representations and Warranties.    The Company and each of the Guarantors, by executing this Amendment as provided below, hereby represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that:

          (a)   It has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

          (b)   This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

          (c)   On the date of this Amendment, there does not exist a Event of Default or Potential Default other than as expressly waived pursuant hereto.

          (d)   None of such Persons has any existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Loan Documents.

        7    No Other Amendment.    Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect as written.

        8    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Signatures Page Following]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

DOLLAR FINANCIAL GROUP, INC., a New York corporation

/s/ Donald Gayhardt Donald Gayhardt, President and Chief Financial Officer

DFG HOLDINGS, INC., a Delaware corporation

/s/ Donald Gayhardt Donald Gayhardt, President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender
By:	/s/ Alex Y. Kim
Name:	Alex Y. Kim
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as the Syndication Agent and a Lender
By:	/s/ Eric J. Swanson
Name:	Eric J. Swanson
Title:	Assistant Vice President

CITICORP NORTH AMERICA, INC., as Documentation Agent and a Lender
By:	/s/ Tammy A. Koch
Name:	Tammy A. Koch
Title:	Vice President

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as a Lender
By:	/s/ Jay Chall /s/ Doreen B. Welch
Name:	Jay Chall Doreen B. Welch
Title:	Director Associate

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender
By:	/s/ Joshua C. Becker
Name:	Joshua C. Becker
Title:	Assistant Vice President

ACKNOWLEDGED AND AGREED TO BY:
ANYKIND CHECK CASHING CENTERS, INC.
CASH UNLIMITED OF ARIZONA, INC.
CHECK MART OF LOUISIANA, INC.
CHECK MART OF NEW MEXICO, INC.
CHECK MART OF PENNSYLVANIA, INC.
CHECK MART OF TEXAS, INC.
CHECK MART OF WISCONSIN, INC.
DFG INTERNATIONAL, INC.
DFG WORLD, INC.
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
LOAN MART OF OKLAHOMA, INC.
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA, INC.
MONETARY MANAGEMENT OF CALIFORNIA, INC.
MONETARY MANAGEMENT OF MARYLAND, INC.
MONETARY MANAGEMENT OF NEW YORK, INC.
MONEYMART, INC.
MONEY MART EXPRESS, INC.
PACIFIC RING ENTERPRISES, INC.
QTV HOLDINGS, INC.
/s/ Donald Gayhardt Donald Gayhardt, President and Chief Financial Officer

REPLACEMENT SCHEDULE 8(b)(13):

ADDITIONAL PERMITTED INDEBTEDNESS

        1.     Indebtedness of the Company's Subsidiary, National Money Mart Company ("NMM") to Bank of Montreal ("BOM") in an amount not to exceed $(US)10,000,000 in the aggregate at any date outstanding in connection with a facility for overdrafts and other potential exposures relating to payroll, ACH and check cashing services.

        2.     Indebtedness of the Company's Subsidiary, Dollar Financial U.K. Limited ("DFUK") to National Westminster Bank Plc ("Natwest") in an amount not to exceed £3,750,000 in the aggregate at any date outstanding in connection with a multiple line facility as evidenced by that certain Multi Line Facility Agreement dated as of January 30, 2003 by and between DFUK and Natwest, as amended by that certain Letter Agreement dated October 10, 2003 by and between DFUK and The Royal Bank of Scotland Plc, as agent for Natwest.

        3.     Indebtedness held by a Lender with respect to or in connection with foreign exchange contracts, currency swap agreements, interest rate swaps, collars or cap agreements and similar arrangements entered into in the ordinary course of business and designed to protect against fluctuations in currency values and interests rates ("Rate Management Agreements"), which Indebtedness is secured or otherwise supported pursuant to the Collateral and Credit Support Documents, and other unsecured Rate Management Agreements.

        4.     Unsecured obligations to repurchase equity securities of Parent in the event of the death or disability of Jeffrey Weiss pursuant to that certain Employment Agreement dated as of December 19, 2003 by and among the Company, Parent and Jeffrey Weiss.

        5.     Unsecured obligations to repurchase equity securities of Parent in the event of the death or disability of Donald Gayhardt pursuant to that certain Employment Agreement dated as of December 19, 2003 by and among the Company, Parent and Donald Gayhardt.

1

NEW SCHEDULE 5(d)(4)

	Lender	Mgmt Loan	Int Rate	Accrued Interest thru 7/31/04	Interest Forgiveness	Total loan
Jeffrey Weiss	Parent	$4,308,570.36	6.0%	$1,452,706.31	$(1,452,706.31)	$4,308,570.36
Jeffrey Weiss	Company	2,000,000.00	6.0%	674,333.33	(674,333.33)	2,000,000.00
Donald Gayhardt	Company	96,525.00	6.0%	32,545.01	(32,545.01)	96,525.00
Peter Sokolowski	Company	70,695.00	6.0%	23,836.00	(23,836.00)	70,695.00
Michael Marcus	Company	63,658.00	6.0%	21,463.36	(21,463.36)	63,658.00
Evan Guengerich	Company	68,121.00	6.0%	22,968.13	(22,968.13)	68,121.00
Drew Callan	Company	26,844.50	6.0%	9,051.07	(9,051.07)	26,844.50
Melissa Holmes	Company	20,537.50	6.0%	6,924.56	(6,924.56)	20,537.50
Syd Franchuk	Company	69,257.75	0.0%	—	69,257.75

		$6,724,209.11		$2,243,827.77	$(2,243,827.77)	$6,724,209.11

Note: Interest calculated based on 360 day year.

1

REPLACEMENT SCHEDULE 8(p):

SCHEDULE OF RESTRICTED PAYMENTS ON REPLACEMENT SENIOR NOTES
AND NEW PARENT NOTES

A.    RESTRICTED PAYMENTS WITH RESPECT TO REPLACEMENT SENIOR NOTES:

        Until all Revolving Loans and unrepaid L/C Drawings have been finally and non-avoidably paid in full, all commitments under this Credit Agreement have been terminated and any Contingent Obligations arising out of relating to Outstanding Letters of Credit have been fully cash collateralized to the satisfaction of the Administrative Agent, and regardless of whether or not there shall exist an Event of Default under this Credit Agreement at the date of such proposed action, subject to the proviso set forth below neither the Company nor the Parent will, nor will they permit any Subsidiary to, directly or indirectly, including, without limitation, pursuant to a Senior Noteholder Guaranty:

          (1)   Make any mandatory or voluntary repurchase of any Replacement Senior Notes, whether such repurchase is required or permitted as a result of a change of control, upon sale of assets, following the occurrence of an event of default (whether or not principal amounts outstanding under the Replacement Senior Notes are accelerated) or otherwise;

          (2)   Otherwise make any payment or prepayment of principal on account of the Replacement Senior Notes;

          (3)   Make any payment or prepayment on account of interest accruing on the Replacement Senior Notes; provided, however that if but only if at the date of payment thereof and both before and after giving effect to such payment there shall not exist an Event of Default, the Company may make payments on account of interest accrued on the Replacement Senior Notes computed at the per annum rate of 9.75%, said interest to be payable semi-annually, in arrears, as provided in the Indenture as in effect on the Effective Date, or

          (4)   Defease any Replacement Senior Notes;

provided, however, that notwithstanding the foregoing, upon payment in full of all outstanding Revolving Loans and unrepaid L/C Drawings, regardless of whether such payment shall be non-avoidable, termination of all commitments under this Credit Agreement and satisfactory cash collateralization of any existing Contingent Obligations arising out of relating to Outstanding Letters of Credit, and subject to the provisions of the Intercreditor Agreement relating to reinstatement of the Intercreditor Agreement, the Senior Noteholder Trustee may take such actions to obtain payment or prepayment of principal and interest on the Replacement Senior Notes against the Company and against the Parent under the Senior Noteholder Guaranty issued by the Parent as may be permitted pursuant to the Intercreditor Agreement.

B.    RESTRICTED PAYMENTS WITH RESPECT TO NEW PARENT NOTES:

        Until all Revolving Loans and unrepaid L/C Drawings have been finally and non-avoidably paid in full, all commitments under this Credit Agreement have been terminated and any Contingent Obligations arising out of relating to Outstanding Letters of Credit has been fully cash collateralized to the satisfaction of the Administrative Agent, and regardless of whether or not there shall exist an Event of Default under this Credit Agreement at the date of such proposed action, the Company and the Parent will not, and they will not permit any Subsidiary to, directly or indirectly:

          (1)   Make any mandatory or voluntary repurchase of any New Parent Notes, whether such repurchase is required or permitted as a result of a change of control, upon sale of assets, following the occurrence of an event of default (whether or not principal amounts outstanding under the New Parent Notes are accelerated) or otherwise;

2

          (2)   Otherwise make any payment or prepayment of principal on account of the New Parent Notes;

          (3)   Make any cash payment of interest on account of interest accrued on the New Parent Notes; provided, however, that following the fifth anniversary of the Effective Date the Parent may pay interest due and payable on the New Parent Notes subject to the restrictions set forth in the Credit Agreement, including, without limitation, the restrictions set forth in Paragraph 8(e)(6) of the Credit Agreement; or

          (4)   Defease any New Parent Notes.

provided, however, that notwithstanding the foregoing, the Parent may: (1) subject to the provisions of Paragraph 5(c) of the Credit Agreement, redeem up to $20,000,000.00 in aggregate principal amount of New Parent Notes with the proceeds of the 2004 Add-On Senior Notes and cash on hand at the Company and/or borrowings under the Credit Agreement to be distributed to the Parent by the Company, and (2) subject to the provisions of Paragraph 5(d) of the Credit Agreement, redeem outstanding New Parent Notes with a portion of the proceeds of the Parent IPO.

3

QuickLinks

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT